UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
          Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 12, 2010

Commission File No.: 0-32137

        Online Vacation Center Holdings Corp.
 (Exact name of registrant as specified in its charter)

Florida	65-0701352
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

1801 N.W. 66th Avenue, Plantation, Florida 33313
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (954) 377-6400

                       Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Company’s annual meeting of stockholders was held on May 12, 2010. Of the 14,893,978 common shares outstanding on March 30, 2010, a total of 13,747,673 common shares were represented in person or by proxy. Results of votes with respect to proposals submitted at that meeting are as follows:

a.
To elect four directors to serve until the Annual Meeting of Shareholders or until their successors are elected and qualified.  Our stockholders voted to elect all four nominees as directors.  Votes recorded by nominee were as follows:

Nominee	For	Against	Withheld	Broker Non Votes
Richard A. McKinnon	12,979,887	100	12,400	755,286
David Nankin	12,975,387	4,600	12,400	755,286
Daniel J. Rudner	12,959,609	20,378	12,400	755,286
Edward B. Rudner	12,967,659	12,328	12,400	755,286

b.
To ratify the appointment of Jewett, Schwartz, Wolfe & Associates as the Company's independent public accountants for the fiscal year ended December 31, 2010.  The Company’s stockholders voted to approve this proposal with 13,724,421 votes for and 20,067 votes against.  There were 3,185 abstentions and 0 broker non votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2010                                    ONLINE VACATION CENTER HOLDINGS CORP.

                                                                                       BY: /s/ EDWARD B. RUDNER
                                                                                                    Edward B. Rudner
                                                                                                    Chief Executive Officer